                                                                    EXHIBIT 99.4

PROXY                          AUTOWEB.COM, INC.
                 3270 JAY STREET SANTA CLARA, CALIFORNIA 95054

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                            MEETING OF STOCKHOLDERS

                                AUGUST 14, 2001



    The undersigned hereby appoints Dean A. DeBiase and Jeffrey A. Schwartz, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of Autoweb.com, Inc. (the "Company") held of record by the undersigned on June 15, 2001, at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 14, 2001, at 10:00 a.m., local time, and at any continuations or adjournments thereof (the "Meeting"). This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR: (i) the proposed merger of a wholly-owned subsidiary of autobytel.com inc. ("Autobytel"), with and into the Company, as contemplated by the Acquisition Agreement dated as of April 11, 2001, among Autobytel, Autobytel Acquisition I Corp. and Autoweb, (ii) the election of the Class II Director nominees, (iii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting or any adjournments or postponements thereof.


[X] Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR each of the following proposals.

1. The proposed merger of a wholly-owned subsidiary of Autobytel, with and into the Company, as contemplated by the Acquisition Agreement dated as of April 11, 2001, among Autobytel, Autobytel Acquisition I Corp. and Autoweb.

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                SEE REVERSE SIDE

2. Election of Class II Directors. Nominees: Lawrence W. Lepard and Jeffrey A. Schwartz.

         FOR ALL NOMINEES [ ]            WITHHOLD FROM ALL NOMINEES [ ]

--------------------------------------------------------------------------------
 To withhold authority to vote for any individual Nominee, write that nominee's name on line above.

3. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for 2001.

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

                                                 This Proxy must be signed
                                                 exactly as your name appears
                                                 hereon. If more than one name
                                                 appears, all persons so
                                                 designated should sign.
                                                 Attorneys, executors,
                                                 administrators, trustees and
                                                 guardians should indicate their
                                                 capacities. If the signer is a
                                                 corporation, please print full
                                                 corporate name and indicate
                                                 capacity of duly authorized
                                                 officer executing on behalf of
                                                 the corporation. If the signer
                                                 is a partnership, please print
                                                 full partnership name and
                                                 indicate capacity of duly
                                                 authorized person executing on
                                                 behalf of the partnership.

                                                 Signature: ------------------

                                                 Date: ---------- , 2001

                                                 Signature: ------------------

                                                 Date: ---------- , 2001